EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS

OPERATIONAL PERFORMANCE FOR OCTOBER 2003

HOUSTON, Nov. 3, 2003 - Continental Airlines (NYSE: CAL) today reported an October 2003 systemwide mainline load factor of 74.0 percent, an October record and 4.6 points above last year's October load factor. In addition, the airline had a record October domestic mainline load factor of 74.4 percent, 4.3 points above October 2002, and an international mainline load factor of 73.4 percent, 5.1 points above October 2002.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 88.2 percent and a systemwide completion factor of 99.8 percent.

In October 2003, Continental flew 4.9 billion mainline revenue passenger miles

(RPMs) and 6.6 billion mainline available seat miles (ASMs) systemwide, resulting in a traffic increase of 3.1 percent and a capacity decrease of 3.3 percent as compared to

October 2002. Domestic mainline traffic was 3.0 billion RPMs in October 2003, up 2.5 percent from October 2002, and domestic mainline capacity was 4.0 billion ASMs, down 3.5 percent from October 2002.

Mainline October 2003 passenger revenue per available seat mile (RASM) is estimated to have increased between 3.5 and 4.5 percent compared to October 2002. For September 2003, RASM increased 5.3 percent as compared to September 2002.

Continental's regional operations (Continental Express) set a record October load factor of 70.3 percent, 7.0 points above last year's October load factor. Regional RPMs were 551.2

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million and regional ASMs were 784.3 million in October 2003, resulting in a traffic increase of 58.6 percent and a capacity increase of 43.0 percent versus October 2002.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2002 10-K and its other securities filings, which identify important matters such as terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, regulatory matters and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

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CONTINENTAL AIRLINES REPORTS OPERATIONAL PERFORMANCE

FOR OCTOBER 2003/Page 3

PRELIMINARY TRAFFIC RESULTS
OCTOBER	2003	2002	Change
REVENUE PASSENGER MILES (000)
Domestic	2,960,474	2,888,386	2.5 Percent

International	1,892,847	1,816,814	4.2 Percent
Transatlantic	973,007	934,017	4.2 Percent
Latin America	478,448	479,665	(0.3) Percent
Pacific	441,392	403,132	9.5 Percent

Mainline	4,853,321	4,705,200	3.1 Percent

Regional	551,200	347,460	58.6 Percent

AVAILABLE SEAT MILES (000)
Domestic	3,977,213	4,121,112	(3.5) Percent

International	2,578,463	2,658,906	(3.0) Percent
Transatlantic	1,240,375	1,254,185	(1.1) Percent
Latin America	740,283	792,297	(6.6) Percent
Pacific	597,804	612,423	(2.4) Percent

Mainline	6,555,676	6,780,017	(3.3) Percent

Regional	784,348	548,575	43.0 Percent

PASSENGER LOAD FACTOR
Domestic	74.4 Percent	70.1 Percent	4.3 Points

International	73.4 Percent	68.3 Percent	5.1 Points
Transatlantic	78.4 Percent	74.5 Percent	3.9 Points
Latin America	64.6 Percent	60.5 Percent	4.1 Points
Pacific	73.8 Percent	65.8 Percent	8.0 Points

Mainline	74.0 Percent	69.4 Percent	4.6 Points

Regional	70.3 Percent	63.3 Percent	7.0 Points

CARGO REVENUE TON MILES (000)
Total	83,463	87,373	(4.5) Percent

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CONTINENTAL AIRLINES REPORTS OPERATIONAL PERFORMANCE

FOR OCTOBER 2003/Page 4
YEAR-TO-DATE	2003	2002	Change
REVENUE PASSENGER MILES (000)
Domestic	30,132,581	30,335,834	(0.7) Percent

International	19,104,410	19,815,687	(3.6) Percent
Transatlantic	8,873,737	9,017,461	(1.6) Percent
Latin America	6,378,118	6,288,254	1.4 Percent
Pacific	3,852,555	4,509,972	(14.6) Percent

Mainline	49,236,991	50,151,521	(1.8) Percent

Regional	4,690,460	3,222,436	45.6 Percent

AVAILABLE SEAT MILES (000)
Domestic	39,443,014	41,006,219	(3.8) Percent

International	25,909,455	26,331,494	(1.6) Percent
Transatlantic	11,603,501	11,522,905	0.7 Percent
Latin America	8,676,503	8,793,080	(1.3) Percent
Pacific	5,629,451	6,015,509	(6.4) Percent

Mainline	65,352,469	67,337,713	(2.9) Percent

Regional	6,892,996	5,103,655	35.1 Percent

PASSENGER LOAD FACTOR
Domestic	76.4 Percent	74.0 Percent	2.4 Points

International	73.7 Percent	75.3 Percent	(1.6) Points
Transatlantic	76.5 Percent	78.3 Percent	(1.8) Points
Latin America	73.5 Percent	71.5 Percent	2.0 Points
Pacific	68.4 Percent	75.0 Percent	(6.6) Points

Mainline	75.3 Percent	74.5 Percent	0.8 Points

Regional	68.0 Percent	63.1 Percent	4.9 Points

CARGO REVENUE TON MILES (000)
Total	763,007	751,613	1.5 Percent

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CONTINENTAL AIRLINES REPORTS OPERATIONAL PERFORMANCE

FOR OCTOBER 2003/Page 5

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
OCTOBER	2003	2002	Change
On-Time Performance[1]	88.2%	78.4%	9.8 Points

Completion Factor[2]	99.8%	99.5%	0.3 Points

YEAR-TO-DATE	2003	2002	Change
On-Time Performance[1]	82.9%	84.2%	(1.3) Points

Completion Factor[2]	99.4%	99.7%	(0.3) Points

September 2003 consolidated breakeven load factor[3,4]			65.7 Percent

October 2003 estimated year-over-year RASM change			3.5-4.5 Percent

October 2003 estimated average price per gallon of fuel, excluding fuel taxes			81.0 Cents

October 2003 estimated consolidated breakeven load factor[3]			79 Percent

October 2003 actual consolidated load factor[5]			73.6 Percent

November 2003 estimated consolidated breakeven load factor[3]			80 Percent

YEAR-OVER-YEAR RASM[6]	2002 vs. 2001	2002 vs. 2000
May	(6.3) Percent	(15.1) Percent
June	(5.5) Percent	(15.5) Percent
July	(4.0) Percent	(13.5) Percent
August	(2.7) Percent	(15.2) Percent
September	10.8 Percent	(17.6) Percent
October	9.3 Percent	(15.7) Percent
November	(1.7) Percent	(18.4) Percent
December	10.1 Percent	(5.7) Percent
	2003 vs. 2002	2003 vs. 2001
January	3.5 Percent	(11) Percent
February	(0.4) Percent	(11.3) Percent
March	(11.7) Percent	(17.4) Percent
April	(1) Percent	(11.3) Percent
May	2.0 Percent	(4.3) Percent
June	0.3 Percent	(5.2) Percent
July	4.9 Percent	0.7 Percent
August	4.4 Percent	1.5 Percent
September	5.3 Percent	16.7 Percent
October (estimated)	3.5-4.5 Percent	13-14 Percent

1 Department of Transportation Arrivals within 14 minutes

2 System Mileage Completion Percentage

3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields,

fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at

continental.com in the Investor Relations-Financial/Traffic Releases section.

4 Gains on disposition of ExpressJet stock account for 14.6 percentage points in September 2003.

5 Includes Continental Airlines and Continental Express

6 CAL has been releasing RASM data since May 2001

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